Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 4th day of October, 2019

GIP II BLUE HOLDING PARTNERSHIP, L.P.
By: GIP Blue Holding GP, LLC, its general partner

By: /s/ Mark Levitt
Name: Mark Levitt
Title: Manager

GIP BLUE HOLDING GP, LLC

By: /s/ Mark Levitt
Name: Mark Levitt
Title: Manager

GLOBAL INFRASTRUCTURE GP II, L.P.
By: Global Infrastructure Investors II, LLC, its general partner

By: /s/ Mark Levitt
Name: Mark Levitt
Title: Secretary

GLOBAL INFRASTRUCTURE INVESTORS II, LLC

By: /s/ Mark Levitt
Name: Mark Levitt
Title: Secretary